Exhibit 99.1

ITW Reports Third Quarter 2025 Results

•Revenue of $4.1 billion, an increase of 2% with organic growth of 1%
•Record operating margin of 27.4%, an expansion of 90 bps as enterprise initiatives contributed 140 bps
•GAAP EPS of $2.81, an increase of 6% excluding prior year divestiture gain
•Operating cash flow of $1 billion; free cash flow of $0.9 billion, an increase of 15%
•Narrowing full year GAAP EPS guidance range to $10.40 to $10.50 per share

GLENVIEW, IL., October 24, 2025 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third quarter 2025 results.

"The ITW team concluded the third quarter with solid operational and financial execution, delivering EPS of $2.81, which grew six percent year-over-year excluding the divestiture gain, alongside record operating margin of 27.4 percent, and a 15 percent increase in free cash flow. This outcome underscores the fundamental strength of the ITW Business Model, the inherent resilience of our diversified portfolio, and the high-quality execution demonstrated by our colleagues worldwide," said Christopher A. O’Herlihy, President and Chief Executive Officer.

"We are very pleased with the significant strategic progress made throughout the year, especially how our focus on excellence in Customer-Back Innovation is enabling consistent above-market organic growth. As we head into the final quarter, we are narrowing our full year EPS guidance range, and remain committed to delivering high-quality, differentiated performance in any economic environment."

Third Quarter 2025 Results
Third quarter revenue of $4.1 billion increased by two percent as organic revenue grew one percent. Foreign currency translation impact increased revenue by two percent and product line simplification reduced revenue by one percent.

GAAP EPS of $2.81 increased six percent excluding a divestiture gain of $1.26 in the prior year quarter. Operating income of $1.1 billion increased six percent. Operating margin improved 90 basis points to 27.4 percent as enterprise initiatives contributed 140 basis points, and six of seven segments expanded margins. Operating cash flow was $1.0 billion, and free cash flow increased 15 percent to $904 million with a conversion rate of 110 percent to net income. During the quarter, the company repurchased $375 million of its own shares and raised its dividend seven percent, bringing the annualized payout to $6.44 per share. This increase marks the 62nd consecutive year of dividend increases. The effective tax rate for the quarter was 21.8 percent.

2025 Guidance
ITW is narrowing its full year 2025 GAAP EPS guidance range to $10.40 to $10.50. The company is projecting overall revenue growth of one to three percent, which incorporates organic growth of flat to two percent. This outlook accounts for the current demand environment, adjusted for ongoing pricing and supply chain actions intended to effectively offset tariff cost impacts and for current foreign exchange rates. Operating margin is projected to be in the range of 26 to 27 percent with a projected contribution of 125 basis points or more from enterprise initiatives. Free cash flow is expected to be approximately 100 percent of net income, and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is approximately 23 percent.

Non-GAAP Measures This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow to net income conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information. For the same reasons, the company is unable to address the potential significance of the unavailable information, which could be material to future results.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the potential impact of tariffs, the Company’s projected pricing actions, the impact of enterprise initiatives, future financial and operating performance, free cash flow and free cash flow to net income conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, statements regarding diluted earnings per share, after-tax return on invested capital, effective tax rates, exchange rates, expected timing and amount of share repurchases, end market economic and regulatory conditions, and the Company’s 2025 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that could cause actual results to differ materially from the Company’s expectations include those that are detailed in ITW’s Form 10-K for 2024 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 300 global multi-industrial manufacturing leader with revenue of $15.9 billion in 2024. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 44,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2025	2024	2025	2024
Operating Revenue	$4,059	$3,966	$11,951	$11,966
Cost of revenue	2,253	2,230	6,685	6,637
Selling, administrative, and research and development expenses	676	658	2,075	2,020
Amortization and impairment of intangible assets	18	26	60	76
Operating Income	1,112	1,052	3,131	3,233
Interest expense	(75)	(69)	(217)	(215)
Other income (expense)	12	379	28	421
Income Before Taxes	1,049	1,362	2,942	3,439
Income Taxes	228	202	666	701
Net Income	$821	$1,160	$2,276	$2,738

Net Income Per Share:
Basic	$2.82	$3.92	$7.79	$9.20
Diluted	$2.81	$3.91	$7.77	$9.17

Cash Dividends Per Share:
Paid	$1.50	$1.40	$4.50	$4.20
Declared	$1.61	$1.50	$4.61	$4.30

Shares of Common Stock Outstanding During the Period:
Average	290.8	296.1	292.2	297.6
Average assuming dilution	291.7	297.0	293.0	298.5

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and equivalents	$924	$948
Trade receivables	3,255	2,991
Inventories	1,725	1,605
Prepaid expenses and other current assets	416	312
Total current assets	6,320	5,856

Net plant and equipment	2,203	2,036
Goodwill	5,028	4,839
Intangible assets	540	592
Deferred income taxes	573	369
Other assets	1,471	1,375
	$16,135	$15,067

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,267	$1,555
Accounts payable	608	519
Accrued expenses	1,567	1,576
Cash dividends payable	467	441
Income taxes payable	223	217
Total current liabilities	4,132	4,308

Noncurrent Liabilities:
Long-term debt	7,675	6,308
Deferred income taxes	149	119
Other liabilities	970	1,015
Total noncurrent liabilities	8,794	7,442

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,751	1,669
Retained earnings	29,825	28,893
Common stock held in treasury	(26,498)	(25,375)
Accumulated other comprehensive income (loss)	(1,876)	(1,877)
Noncontrolling interest	1	1
Total stockholders' equity	3,209	3,317
	$16,135	$15,067

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2025
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$830	$182	21.8%
Food Equipment	694	202	29.2%
Test & Measurement and Electronics	698	177	25.4%
Welding	477	156	32.6%
Polymers & Fluids	441	126	28.5%
Construction Products	473	149	31.6%
Specialty Products	452	146	32.3%
Intersegment	(6)	—	—%
Total Segments	4,059	1,138	28.0%
Unallocated	—	(26)	—%
Total Company	$4,059	$1,112	27.4%

Nine Months Ended September 30, 2025
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,461	$513	20.8%
Food Equipment	2,001	557	27.8%
Test & Measurement and Electronics	2,036	473	23.2%
Welding	1,428	468	32.8%
Polymers & Fluids	1,308	361	27.6%
Construction Products	1,389	424	30.6%
Specialty Products	1,342	429	32.0%
Intersegment	(14)	—	—%
Total Segments	11,951	3,225	27.0%
Unallocated	—	(94)	—%
Total Company	$11,951	$3,131	26.2%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2025 vs. Q3 2024 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	5.0%	0.7%	(1.4)%	2.8%	(3.1)%	(2.3)%	1.6%	0.7%
Acquisitions/ Divestitures	—%	—%	—%	—%	—%	—%	—%	—%
Translation	2.3%	1.8%	1.7%	0.5%	1.3%	0.9%	1.7%	1.6%
Operating Revenue	7.3%	2.5%	0.3%	3.3%	(1.8)%	(1.4)%	3.3%	2.3%

Q3 2025 vs. Q3 2024 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	90 bps	10 bps	(30) bps	50 bps	(60) bps	(40) bps	20 bps	20 bps
Changes in Variable Margin & OH Costs	170 bps	50 bps	60 bps	10 bps	120 bps	190 bps	100 bps	80 bps
Total Organic	260 bps	60 bps	30 bps	60 bps	60 bps	150 bps	120 bps	100 bps
Acquisitions/ Divestitures	—	—	—	—	—	—	—	—
Restructuring/Other	(20) bps	20 bps	(60) bps	(30) bps	—	(10) bps	—	(10) bps
Total Operating Margin Change	240 bps	80 bps	(30) bps	30 bps	60 bps	140 bps	120 bps	90 bps

Total Operating Margin % *	21.8%	29.2%	25.4%	32.6%	28.5%	31.6%	32.3%	27.4%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	—	130 bps	10 bps	140 bps	10 bps	20 bps	50 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.05) on GAAP earnings per share for the third quarter of 2025.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

YTD 2025 vs. YTD 2024 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	2.0%	0.9%	(2.5)%	1.9%	(1.8)%	(5.6)%	0.9%	(0.4)%
Acquisitions/ Divestitures	—%	—%	—%	—%	—%	—%	—%	—%
Translation	0.4%	0.4%	0.9%	(0.2)%	(0.2)%	—%	0.2%	0.3%
Operating Revenue	2.4%	1.3%	(1.6)%	1.7%	(2.0)%	(5.6)%	1.1%	(0.1)%

YTD 2025 vs. YTD 2024 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	40 bps	20 bps	(80) bps	30 bps	(30) bps	(110) bps	20 bps	(10) bps
Changes in Variable Margin & OH Costs	110 bps	30 bps	30 bps	(20) bps	60 bps	160 bps	90 bps	(60) bps
Total Organic	150 bps	50 bps	(50) bps	10 bps	30 bps	50 bps	110 bps	(70) bps
Acquisitions/ Divestitures	—	—	(10) bps	—	—	—	—	—
Restructuring/Other	(20) bps	10 bps	(40) bps	10 bps	—	50 bps	—	(10) bps
Total Operating Margin Change	130 bps	60 bps	(100) bps	20 bps	30 bps	100 bps	110 bps	(80) bps

Total Operating Margin % *	20.8%	27.8%	23.2%	32.8%	27.6%	30.6%	32.0%	26.2%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	20 bps	140 bps	—	150 bps	10 bps	10 bps	50 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.16) on GAAP earnings per share for the first nine months of 2025.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2025	2024	2025	2024
Numerator:
Net Income	$821	$1,160	$2,276	$2,738
Net discrete tax benefit related to the third quarter 2025	(27)	—	(27)	—
Discrete tax benefit related to the first quarter 2025	—	—	(21)	—
Net discrete tax benefit related to the third quarter 2024	—	(121)	—	(121)
Interest expense, net of tax (1)	57	53	165	164
Other (income) expense, net of tax (1)	(10)	(288)	(22)	(320)
Operating income after taxes	$841	$804	$2,371	$2,461

Denominator:
Invested capital:
Cash and equivalents	$924	$947	$924	$947
Trade receivables	3,255	3,226	3,255	3,226
Inventories	1,725	1,817	1,725	1,817
Net plant and equipment	2,203	2,071	2,203	2,071
Goodwill and intangible assets	5,568	5,597	5,568	5,597
Accounts payable and accrued expenses	(2,175)	(2,211)	(2,175)	(2,211)
Debt	(8,942)	(8,346)	(8,942)	(8,346)
Other, net	651	291	651	291
Total net assets (stockholders' equity)	3,209	3,392	3,209	3,392
Cash and equivalents	(924)	(947)	(924)	(947)
Debt	8,942	8,346	8,942	8,346
Total invested capital	$11,227	$10,791	$11,227	$10,791

Average invested capital (2)	$11,293	$10,682	$10,863	$10,466

Net income to average invested capital (3)	29.1%	43.4%	27.9%	34.9%
After-tax return on average invested capital (3)	29.8%	30.0%	29.1%	31.3%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended September 30, 2025 and 2024 was 24.3% and 23.7%, respectively. Effective tax rate used for interest expense and other (income) expense for the nine months ended September 30, 2025 and 2024 was 24.3% and 23.9%, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended September 30, 2025 and 2024 were converted to an annual rate by multiplying the calculated return by 4. Returns for the nine months ended September 30, 2025 and 2024 were converted to an annual rate by dividing the calculated return by 3 and multiplying it by 4.

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2025, excluding the third quarter 2025 net discrete tax benefit of $27 million, which included a favorable discrete tax benefit of $43 million related to the estimated U.S. federal tax liability for 2024, partially offset by a $16 million discrete tax expense related primarily to the resolution of a foreign tax audit, and excluding the first quarter 2025 discrete tax benefit of $21 million related to the reversal of a valuation allowance on net operating loss carryforwards, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2025		September 30, 2025
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$228	21.8%	$666	22.7%
Net Discrete tax benefit related to the third quarter 2025	27	2.5%	27	0.9%
Discrete tax benefit related to the first quarter 2025	—	—%	21	0.7%
As adjusted	$255	24.3%	$714	24.3%

After-tax ROIC for the nine months ended September 30, 2024 included 110 basis points of favorable impact related to the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax) in the first quarter of 2024.

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2024, excluding the third quarter 2024 net discrete tax benefit of $121 million, which included favorable discrete tax benefits of $107 million related to the utilization of capital loss carryforwards upon the sale of Wilsonart and $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2024		September 30, 2024
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$202	14.9%	$701	20.4%
Net discrete tax benefit related to the third quarter 2024	121	8.8%	121	3.5%
As adjusted	$323	23.7%	$822	23.9%

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Twelve Months Ended
Dollars in millions	December 31, 2024
Numerator:
Net income	$3,488
Net discrete tax benefit related to the third quarter 2024	(121)
Interest expense, net of tax (1)	215
Other (income) expense, net of tax (1)	(336)
Operating income after taxes	$3,246

Denominator:
Invested capital:
Cash and equivalents	$948
Trade receivables	2,991
Inventories	1,605
Net plant and equipment	2,036
Goodwill and intangible assets	5,431
Accounts payable and accrued expenses	(2,095)
Debt	(7,863)
Other, net	264
Total net assets (stockholders' equity)	3,317
Cash and equivalents	(948)
Debt	7,863
Total invested capital	$10,232

Average invested capital (2)	$10,419

Net income to average invested capital	33.5%
After-tax return on average invested capital	31.2%

(1)    Effective tax rate used for interest expense and other (income) expense for the year ended December 31, 2024 was 23.8%.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within the period presented.

A reconciliation of the 2024 effective tax rate excluding the third quarter 2024 net discrete tax benefit of $121 million, which included favorable discrete tax benefits of $107 million related to the utilization of capital loss carryforwards upon the sale of Wilsonart and $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, is as follows:

	Twelve Months Ended
	December 31, 2024
Dollars in millions	Income Taxes	Tax Rate
As reported	$934	21.1%
Net discrete tax benefit related to the third quarter 2024	121	2.7%
As adjusted	$1,055	23.8%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended			Nine Months Ended		Twelve Months Ended
	September 30,			September 30,		December 31,
Dollars in millions	2025	2024		2025	2024	2024
Net cash provided by operating activities	$1,021	$891		$2,163	$2,167	$3,281
Less: Additions to plant and equipment	(117)	(108)		(314)	(319)	(437)
Free cash flow	$904	$783		$1,849	$1,848	$2,844

Net income	$821	$1,160		$2,276	$2,738	$3,488

Net cash provided by operating activities to net income conversion rate	124%	77%		95%	79%	94%
Free cash flow to net income conversion rate	110%	68%	(1)	81%	67%	82%	(2)

(1)    Excluding the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes, and a discrete tax benefit of $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, the free cash flow to net income conversion rate would have been 102% for the three months ended September 30, 2024.

(2)    Excluding the impact of the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses ($117 million pre-tax, or $88 million after-tax), the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes, and a discrete tax benefit of $87 million related to a reorganization of the Company's intellectual property, partially offset by a $73 million discrete tax expense related to the remeasurement of unrecognized tax benefits associated with various intercompany transactions, the free cash flow to net income conversion rate would have been 94% for the twelve months ended December 31, 2024.

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

	Three Months Ended	Twelve Months Ended
	September 30, 2024	December 31, 2024
As reported	$3.91	$11.71
Cumulative effect of change in inventory accounting method, net of tax (1)	—	(0.30)
Impact of sale of noncontrolling interest in Wilsonart (2)	(1.26)	(1.26)
As adjusted	$2.65	$10.15

(1)    Represents the cumulative effect of the change from the LIFO method of accounting to the FIFO method for certain U.S. businesses in the first quarter of 2024 ($117 million pre-tax, or $88 million after-tax).

(2)    Includes the $363 million pre-tax gain on the sale of noncontrolling interest in Wilsonart and related taxes in the third quarter of 2024.